UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 9, 2019

Wize Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Hanagar Street, Hod Hasharon, Israel	4527708
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 72-260-0536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

As required by the Securities Purchase Agreement (the “October 2018 Securities Purchase Agreement”), dated October 22, 2018 between Wize Pharma, Inc. (the “Company”) and the Buyers set forth in Schedule of Buyers attached to the October 2018 Securities Purchase Agreement (the “Buyers”) on November 27, 2019 the Company sent the Buyers a notice of a proposed private placement (the “Private Placement”). Pursuant to the proposed Private Placement the Company was proposing to sell up to 2,851,852 shares (the “Shares”) of its common stock at $.27 per share for gross proceeds of up to $770,000 and to issue a warrant (the “Warrant”) to purchase two shares of the Company’s common stock at an exercise price of $0.27 per share (subject to adjustment as set forth in the Warrant).

As required by the October 2018 Securities Purchase Agreement the Company sent the Buyers a notice describing the Private Placement and offered the Buyers the right to participate in the Private Placement to the extent permitted by the 2018 Securities Purchase Agreement.

The Company has determined not to proceed with the Private Placement and has not executed any agreement in connection with the Private Placement. The Company is filing this 8-K as required by the October 2018 Securities Purchase Agreement. The Company has included a form the proposed Securities Purchase Agreement and Warrant as exhibits to this Report on Form 8-K.

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Purchase Agreement
10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wize Pharma, Inc.

Date: December 9, 2019	By:	/s/Or Eisenberg
Name: Or Eisenberg Title: Chief Financial Officer

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